UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2017

THE WENDY’S COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio		43017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 764-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2017, the Company announced that Chief People Officer Scott Weisberg intends to leave the Company once he completes an effective transition process over the next several months. After a successful tenure with Wendy’s® that started in 2012, Mr. Weisberg is expected to transition his responsibilities in the first quarter of 2018 to Coley O’Brien, currently Vice President of Human Resources. Subject to final Board approval, Mr. O’Brien is expected to succeed Mr. Weisberg in the Chief People Officer role and join the senior leadership team reporting to President and Chief Executive Officer Todd Penegor. Mr. O’Brien joined the Company in 2007 as National Director of Operations Training and has been successively promoted through Operations and Human Resources leadership roles over the past 10 years.

The Company expects that Mr. Weisberg will remain with the Company through March 2018. Pending final Board approval, the Company expects that Mr. O’Brien will assume the Chief People Officer duties in early 2018, ensuring a smooth transition of responsibilities through the year-end 2017 reporting period.

A copy of the press release announcing the events described in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: October 6, 2017	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and
Securities Counsel and Assistant Secretary